Exhibit 99.2
Presentation to
The Special Committee of Independent Trustees of
United Mortgage Trust
September 1, 2005
1201 Elm Street, Suite 3500 Dallas, Texas 75270 (214) 859-5800

Preface
This book has been prepared by Southwest Securities, Inc. (“SWS”) as part of a presentation being made in support of our opinion as to the fairness of the terms of the proposed transaction from a financial point of view. The material in this book and our analyses contained herein are confidential and are for the use of the Special Committee of Independent Trustees of United Mortgage Trust and its advisors only. Any publication or use of this material or the analyses contained herein without the express written consent of SWS is strictly prohibited.
Among the activities conducted in the course of our engagement as financial advisor, SWS received and reviewed business and financial information of each entity as developed by each entity and held discussions with the management of each entity regarding this information. In connection with the analysis contained herein, we have not independently verified any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of the assets of either entity.
Several analytical methodologies have been employed herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusions we have reached are based on all the analyses and factors presented herein taken as a whole and also on application of our own experience and judgment. Such conclusion may involve significant elements of subjective judgment or qualitative analysis. We therefore give no opinion as to the value or merit standing alone of any one or more parts of the material that follows. Our only opinion is the formal written opinion we have expressed as to the fairness from a financial point of view. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this book.

Table of Contents
Executive Summary 1 Overview of United Mortgage Trust 2 Overview of UMT Holdings, L.P. 3 Comparable Company Analysis 4 Comparable Transaction Analysis 5 Analysis of Class A Debentures 6 Summary and Rationale 7

Executive Summary

Executive Summary
Proposal
UMT Holdings, L.P., a Delaware limited partnership, (“Holdings”) has proposed a merger with United Mortgage Trust, a Maryland business trust, (“UMT”).
UMT would merge with and into Holdings and Holdings would be the surviving entity in the merger (the “Merger”).
As a result of the Merger UMT shares of beneficial interest would be converted into the right to receive Class A Senior Subordinated Debentures (the “Class A Debentures”) issued by Holdings.
The current equity owners of Holdings would be the equity owners of the surviving entity.
Under the terms of UMT’s Declaration of Trust, as well as the provisions of Maryland’s anti-takeover laws, the Merger is subject to the approval of the holders of at least 80% of the outstanding shares of beneficial interest (excluding shares held by UMT Advisors, Inc., affiliates and interested Trustees).
The merger would be taxable.

Executive Summary
Merger Consideration
Security: X Class A Debentures Principal: X $20.00 per Class A Debenture Maturity: X 10 years Interest:
X 8.5% cumulative annual fixed rate, payable (monthly cash payments)
Priority:
X The Class A Debentures shall be subordinated to Holdings’ senior secured bank debt and senior to Class B Debentures
Other Covenants and Terms

Overview of United Mortgage Trust

Overview of United Mortgage Trust
United Mortgage Trust Balance Sheets
(Dollar amounts in thousands)
December 31, 2004 June 30, 2005 Assets
Cash and equivalents $ 1,332 1.0% $ 2,476 2.0% Investment in residential mortgages and contract for deed 17,749 13.7% 8,422 6.8% Residential mortgages and contracts for deed foreclosed 867 0.7% 1,599 1.3% Line of credit receivable, affiliate 28,722 22.2% 29,977 24.1% Interim mortgages 73,747 57.1% 74,982 60.2% Interim mortgages foreclosed 2,026 1.6% 1,655 1.3% Accrued interest receivable 631 0.5% 566 0.5% Receivable from affiliate 379 0.3% 387 0.3% Property and equipment, net 18 0.0% 16 0.0% Deposits and other 3,727 2.9% 4,529 3.6% Total assets $129,198 100.0% $124,609 100.0% Liabilities and shareholders’ equity
Line-of-credit $ 12,030 9.3% $ 8,666 7.0% Dividend payable 938 0.7% 937 0.8% Accounts payable and accrued liabilities 75 0.1% 61 0.0% Total liabilities 13,043 10.1% 9,664 7.8% Total shareholders’ equity 116,155 89.9% 114,945 92.2% Total liabilities and shareholders’ equity $129,198 100.0% $124,609 100.0%
Source: Company SEC filings.

Overview of United Mortgage Trust
United Mortgage Trust Income Statements
(Dollar amounts in thousands, except per share amounts)
Six months ended Year ended December 31, June 30, 2000 2001 2002 2003 2004 2004 2005
Revenues $3,858 $5,680 $8,278 $12,076 $13,889 $6,495 $7,267
Expenses:
Reserve and loss from sale of foreclosed properties — — 8 2,172 2,788 659 1,724
Trust administration fee — 249 445 730 945 403 465
Loan servicing fees — 186 197 146 109 61 92
General and administrative 290 29 174 293 401 216 327
Interest expense 563 431 78 146 179 29 113
Other 276 — — — — — -
Net income $2,729 $4,785 $7,377 $ 8,589 $ 9,467 $5,127 $4,546
Earnings per share of beneficial interest $ 1.80 $ 1.81 $ 1.81 $ 1.47 $ 1.34 $ 0.73 $ 0.65
Weighted average shares outstanding: 1,514 2,641 4,083 5,860 7,051 7,066 7,035
EBITDA $3,293 $5,217 $7,440 $ 8,715 $ 9,665 $5,178 $4,668
EBIT 3,292 5,216 7,455 8,736 9,646 5,156 4,659
Depreciation and amortization 1 1 (15) (21) 19 22 9
Capital expenditures — — — — — — -
Source: Company SEC filings.

Overview of United Mortgage Trust
United Mortgage Trust Income Statements Margin Analysis
Six months ended Year ended December 31, June 30, 2000 2001 2002 2003 2004 2004 2005
Revenues 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Expenses:
Reserve and loss from sale of foreclosed properties 0.0% 4.4% 0.1% 18.0% 20.1% 10.1% 23.7% Trust administration fee 0.0% 4.4% 5.4% 6.0% 6.8% 6.2% 6.4% Loan servicing fees 0.0% 3.3% 2.4% 1.2% 0.8% 0.9% 1.3% General and administrative 7.5% 0.5% 2.1% 2.4% 2.9% 3.3% 4.5% Interest expense 14.6% 7.6% 0.9% 1.2% 1.3% 0.4% 1.6% Other 7.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% Net income 70.7% 84.2% 89.1% 71.1% 68.2% 78.9% 62.6% EBITDA 85.4% 91.8% 89.9% 72.2% 69.6% 79.7% 64.2% EBIT 85.3% 91.8% 90.1% 72.3% 69.5% 79.4% 64.1%
Source: Company SEC filings.

Overview of United Mortgage Trust
United Mortgage Trust Income Statements Percentage Changes
Six months ended Year ended December 31, June 30, 2001 vs. 2002 vs. 2003 vs. 2004 vs. 2005 vs. 2000 2001 2002 2003 2004
Revenues 47.2% 45.7% 45.9% 15.0% 11.9% Expenses:
Reserve and loss from sale of foreclosed properties — — — 28.4% 161.6% Trust administration fee — 78.5% 64.2% 29.5% 15.4% Loan servicing fees — 5.7% -25.8% -25.3% 50.8% General and administrative -90.0% 500.0% 68.4% 36.9% 51.4% Interest expense -23.4% -81.9% 87.4% 22.4% 289.7% Other -100.0% — — — -
Net income 75.3% 54.2% 16.4% 10.2% -11.3% Earnings per share of beneficial interest 0.5% -0.3% -18.9% -8.4% -10.9% EBITDA 58.4% 42.6% 17.1% 10.9% -9.8% EBIT 58.4% 42.9% 17.2% 10.4% -9.6%
Source: Company SEC filings.

Overview of United Mortgage Trust

United Mortgage Trust
Statements of Cash Flows
(Dollar amounts in thousands)

	Year ended December 31,			Six months ended June 30,	
	2002	2003	2004	2004	2005
Operating activities:					
Net income	$ 7,376	$ 8,589	$ 9,466	$ 5,127	$ 4,546
Noncash items in net income (loss):					
Reserve for and loss from sales of foreclosed properties	8	2,172	2,788	659	1,724
Depreciation and amortization	(15)	(21)	19	22	9
Changes in operating working capital:					
Accrued interest receivable	(688)	(1,537)	(553)	(646)	(548)
Accounts payable and accrued liabilities	409	(399)	(77)	(151)	(14)
Other assets	(92)	(628)	(361)	(250)	(370)
Net cash provided by operating activities	6,999	8,176	11,282	4,761	5,347
Investing activities:					
Receivable from affiliate and other	(15)	50	(320)	(1,975)	(8)
Investment in residential mortgages and contracts for deed	(3,849)	(1,365)	(2,770)	(1,225)	(239)
Principal receipts on residential mortgages and contracts for deed	4,563	5,314	6,044	5,143	536
Proceeds from sale of mortgage loans securitization	-	-	9,456	9,456	7,276
Investment in interim mortgages	(63,724)	(99,815)	(77,449)	(33,672)	(38,858)
Line of credit receivable, affiliate	-	(6,093)	(22,628)	(12,187)	(1,255)
Principal receipts on interim mortgages	32,118	76,241	74,032	34,902	37,467
Net cash used for investing activities	(30,907)	(25,668)	(13,635)	442	4,919
Financing activities:					
Proceeds from issuance of shares of beneficial interest	28,575	44,267	4,213	2,074	1,834
Net borrowings on line of credit	5,435	(6,245)	12,030	-	(3,364)
Shares redeemed	-	-	(612)	(612)	-
Purchase treasury stock	(1,583)	(6,460)	(3,890)	(1,480)	(1,968)
Dividends	(7,906)	(10,518)	(12,257)	(6,469)	(5,624)
Net cash provided by (used for) financing activities	24,521	21,044	(516)	(6,487)	(9,122)
Increase/(decrease) in cash and cash equivalents	$ 613	$ 3,552	$ (2,869)	$ (1,284)	$ 1,144
Cash and cash equivalents:					
Beginning of period	34	647	4,199	4,199	1,331
End of period	$ 647	$ 4,199	$ 1,330	$ 2,915	$ 2,475

SOUTHWEST SECURITIES
Member of SWS Group

Source: Company SEC filings.

12

Overview of United Mortgage Trust
United Mortgage Trust Distribution Analysis
Distributions per Share Dividends Distributions Return of Total Income as a % of as a % of Year Dividends Capital Distributions per Share Income Income 1997 (4 mos.) $0.68 $ — $0.68 $2.66 25.6% 25.6% 1998 2.05 — 2.05 2.12 96.8% 96.8%
1999 2.01 — 2.01 2.08 96.9% 96.9% 2000 2.00 — 2.00 1.95 102.7% 102.7% 2001 1.88 0.12 2.00 1.81 103.9% 110.5% 2002 1.86 0.14 2.00 1.81 102.7% 110.5% 2003 1.60 0.25 1.85 1.47 109.0% 126.1% 2004 1.36 0.37 1.73 1.34 101.5% 129.1% LTM 2005 (1) 1.31 0.35 1.66 1.26 104.0% 131.7%
(1) Distribution amounts for the 12 months ended July 31, 2005. The return of capital amounts in 2005 reflect an averaging of loan loss reserves.

Overview of United Mortgage Trust

United Mortgage Trust
Distribution History

Date	Distributions per Share: Dividends	Distributions per Share: Return of Capital	Year
Sep-97	$ 0.1688	$ -	
Oct-97	0.1791	-	
Nov-97	0.1667	-	1997
Dec-97	0.1667	-	$ 0.6813
Jan-98	0.1669	-	
Feb-98	0.1668	-	
Mar-98	0.1750	-	
Apr-98	0.1850	-	
May-98	0.1750	-	
Jun-98	0.1780	-	
Jul-98	0.1667	-	
Aug-98	0.1667	-	
Sep-98	0.1667	-	
Oct-98	0.1690	-	
Nov-98	0.1690	-	1998
Dec-98	0.1680	-	$ 2.0528
Jan-99	0.1667	-	
Feb-99	0.1680	-	
Mar-99	0.1680	-	
Apr-99	0.1680	-	
May-99	0.1680	-	
Jun-99	0.1680	-	
Jul-99	0.1680	-	
Aug-99	0.1680	-	
Sep-99	0.1680	-	
Oct-99	0.1680	-	
Nov-99	0.1680	-	1999
Dec-99	0.1680	-	$ 2.0147
Jan-00	0.1680	-	
Feb-00	0.1680	-	
Mar-00	0.1667	-	
Apr-00	0.1667	-	

Date	Distributions per Share: Dividends	Distributions per Share: Return of Capital	Year
May-00	$ 0.1667	$ -	
Jun-00	0.1667	-	
Jul-00	0.1667	-	
Aug-00	0.1667	-	
Sep-00	0.1667	-	
Oct-00	0.1667	-	
Nov-00	0.1667	-	2000
Dec-00	0.1667	-	$ 2.0030
Jan-01	0.1667	-	
Feb-01	0.1558	0.0109	
Mar-01	0.1558	0.0109	
Apr-01	0.1558	0.0109	
May-01	0.1558	0.0109	
Jun-01	0.1558	0.0109	
Jul-01	0.1558	0.0109	
Aug-01	0.1558	0.0109	
Sep-01	0.1558	0.0109	
Oct-01	0.1558	0.0109	
Nov-01	0.1558	0.0109	2001
Dec-01	0.1558	0.0109	$ 2.0004
Jan-02	0.1558	0.0109	
Feb-02	0.1548	0.0119	
Mar-02	0.1548	0.0119	
Apr-02	0.1548	0.0119	
May-02	0.1548	0.0119	
Jun-02	0.1548	0.0119	
Jul-02	0.1548	0.0119	
Aug-02	0.1548	0.0119	
Sep-02	0.1548	0.0119	
Oct-02	0.1548	0.0119	
Nov-02	0.1548	0.0119	2002
Dec-02	0.1548	0.0119	$ 2.0004

Date	Distributions per Share: Dividends	Distributions per Share: Return of Capital	Year
Jan-03	$ 0.1548	$ 0.0119	
Feb-03	0.1316	0.0217	
Mar-03	0.1316	0.0217	
Apr-03	0.1316	0.0217	
May-03	0.1316	0.0217	
Jun-03	0.1316	0.0217	
Jul-03	0.1316	0.0217	
Aug-03	0.1316	0.0217	
Sep-03	0.1316	0.0217	
Oct-03	0.1316	0.0217	
Nov-03	0.1316	0.0217	2003
Dec-03	0.1316	0.0217	$ 1.8530
Jan-04	0.1316	0.0217	
Feb-04	0.1117	0.0316	
Mar-04	0.1117	0.0316	
Apr-04	0.1117	0.0316	
May-04	0.1117	0.0316	
Jun-04	0.1117	0.0316	
Jul-04	0.1117	0.0316	
Aug-04	0.1117	0.0316	
Sep-04	0.1117	0.0316	
Oct-04	0.1117	0.0316	
Nov-04	0.1117	0.0316	2,004
Dec-04	0.1117	0.0316	$ 1.7296
Jan-05 (1)	0.1117	0.0316	
Feb-05	0.1068	0.0265	
Mar-05	0.1068	0.0265	
Apr-05	0.1068	0.0265	
May-05	0.1068	0.0265	
Jun-05	0.1068	0.0265	
Jul-05	0.1068	0.0265	

(1) Return of capital amounts in 2005 reflect an averaging of loan loss reserves.

SOUTHWEST SECURITIES
Member of SWS Group
14

Overview of UMT Holdings, L.P.

Overview of UMT Holdings, L.P.
UMT Holdings, L.P. Balance Sheet Projections (Dollar amounts in thousands)
Mar. Jun. Sept. Dec. Mar. Jun. Sept. Dec. Mar. Jun. Sept. Dec. 2005 2005 2005 2005 2006 2006 2006 2006 2007 2007 2007 2007
Assets
Cash and cash equivalents $ 1,274 $ 934 $ 1,169 $ 182 $ 2,057 $ 2,502 $ 1,935 $ 2,378 $ 2,384 $ 4,566 $ 4,799 $ 4,316
Accrued interest receivable 271 286 286 286 286 286 286 286 286 286 286 286
Accounts receivable — affiliates 823 662 662 662 33,429 37,580 44,732 51,883 57,759 63,635 75,512 81,388
Recourse real estate owned 1,200 1,023 1,023 1,023 1,023 1,023 1,023 1,023 1,023 1,023 1,023 1,023
Interim mortgage notes receivable 14,801 19,699 21,969 25,042 85,477 84,634 82,013 78,827 74,392 68,972 63,138 57,170
Residential mortgage notes receivable 723 722 722 722 11,227 11,227 11,227 11,227 11,227 11,227 11,227 11,227
Land development loans — — 1,500 3,000 4,500 6,000 7,000 7,000 7,000 7,000 7,000 7,000
Reserve (253) (310) (361) (417) (1,942) (2,311) (2,684) (3,061) (3,440) (3,819) (4,198) (4,576)
Investment 1,447 1,647 1,647 1,647 — — — — — — — -
Equipment 191 244 227 211 212 196 179 163 147 131 115 98
Goodwill / other assets 1,640 1,826 1,820 1,813 30,044 29,830 29,601 29,355 29,091 28,813 28,526 28,232
Total assets $22,118 $26,731 $30,664 $34,171 $166,313 $170,967 $175,311 $179,080 $179,869 $181,833 $187,427 $186,163
Liabilities and partners’ equity
Accounts payable and accrued liabilities $ 1,182 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513 $ 513
Interest payable — — 20 20 1,028 1,046 1,065 1,084 1,063 1,049 1,038 1,034
Accounts payable — affiliates 448 450 450 450 450 450 450 450 450 450 450 450
Notes payable — affiliates 18,407 22,907 25,177 28,250 14,125 14,125 14,125 14,125 14,125 14,125 14,125 14,125
Line of credit — — — 2,000 2,500 3,500 4,000 4,000 1,000 — — -
Class A debentures — — — — 139,496 136,496 133,496 130,496 127,496 125,496 123,996 123,496
Class B debentures original 2,011 2,249 2,249 2,249 2,249 2,249 2,249 2,249 2,249 2,249 2,249 2,249
Class B debentures new offering — — 689 689 3,689 9,689 15,689 21,689 27,689 31,689 34,689 35,689
Total liabilities 22,048 26,119 29,098 34,171 164,050 168,068 171,587 174,606 174,584 175,570 177,060 177,556
Partners’ capital 2,858 3,800 4,753 5,925 8,189 10,522 13,097 15,778 18,599 21,694 25,119 28,928
Class C units — — — — — (849) (1,724) (2,689) (3,695) (4,753) (5,913) (7,198)
Class D units (2,789) (3,187) (3,187) (5,925) (5,926) (6,774) (7,649) (8,615) (9,620) (10,678) (11,839) (13,123)
Total partners’ equity 69 613 1,566 — 2,263 2,899 3,724 4,474 5,284 6,263 7,367 8,607
Total liabilities and partners’ equity $22,118 $26,731 $30,664 $34,171 $166,313 $170,967 $175,311 $179,080 $179,869 $181,833 $184,427 $186,163
Ratios:
Total debt $20,418 $25,156 $28,115 $33,188 $162,059 $166,059 $169,559 $172,559 $172,559 $173,559 $175,059 $175,559
Total capital 20,488 25,769 29,681 33,188 164,322 168,958 173,283 177,033 177,843 179,822 182,426 184,166
Total debt to capital 99.7% 97.6% 94.7% 100.0% 98.6% 98.3% 97.9% 97.5% 97.0% 96.5% 96.0% 95.3% Return (EBIT) on average capital 22.3% 23.0% 14.9% Total debt 20,418 25,156 28,115 33,188 162,059 166,059 169,559 172,559 172,559 173,559 175,059 175,559
Less: Class B debentures 2,011 2,249 2,938 2,938 5,938 11,938 17,938 23,938 29,938 33,938 36,938 37,938
Senior Debt 18,407 22,907 25,177 30,250 156,121 154,121 151,621 148,621 142,621 139,621 138,121 137,621
Partners’ capital 69 613 1,566 — 2,263 2,899 3,724 4,474 5,284 6,263 7,367 8,607
Plus: Class B debentures 2,011 2,249 2,938 2,938 5,938 11,938 17,938 23,938 29,938 33,938 36,938 37,938
Partners’ capital and Class B debentures 2,080 2,862 4,504 2,938 8,201 14,837 21,662 28,412 35,222 40,201 44,305 46,545
Consolidated leverage ratio 8.8x 8.0x 5.6x 10.3x 19.0x 10.4x 7.0x 5.2x 4.0x 3.5x 3.1x 3.0x Indenture covenant NA NA NA NA 30.0x 30.0x 30.0x 30.0x 10.0x 10.0x 10.0x 10.0x
Source: Management’s projections.

Overview of UMT Holdings, L.P.
UMT Holdings, L.P. Income Statement Projections (Dollar amounts in thousands)
1Q05 2Q05 3Q05 4Q05 2005 1Q06 2Q06 3Q06 4Q06 2006 1Q07 2Q07 3Q07 4Q07 2007
Income $2,025 $2,279 $2,219 $2,574 $9,097 $6,686 $7,030 $7,220 $7,269 $28,205 $7,273 $7,154 $7,236 $7,291 $28,954
Cost of funds 772 947 738 917 3,373 188 226 233 240 887 243 223 213 193 873
Gross margin 1,253 1,332 1,482 1,657 5,724 6,498 6,804 6,987 7,029 27,318 7,030 6,931 7,023 7,098 28,081
Expense 1,382 1,523 1,331 1,362 5,599 2,381 2,682 2,720 2,763 10,546 2,840 2,722 2,689 2,574 10,825
Other income (expense) 643 764 861 937 3,206 1,217 1,332 1,485 1,649 5,682 1,840 2,042 2,215 2,387 8,485
Earnings before debenture interest expense 515 573 1,012 1,231 3,331 5,333 5,454 5,752 5,914 22,453 6,030 6,251 6,549 6,911 25,741
Class A debenture interest expense — — — — — 2,978 2,922 2,858 2,794 11,553 2,731 2,677 2,646 2,624 10,678
Class B debenture interest expense — — 59 59 118 92 199 319 439 1,048 479 479 479 479 1,915
Net income $515 $573 $ 953 $1,172 $3,214 $2,263 $2,334 $2,575 $2,681 $ 9,852 $2,821 $3,095 $3,425 $3,808 $13,148
Ratio:
EBITDA $1,185 $1,272 $1,712 $2,043 $6,211 $5,589 $5,950 $6,248 $6,411 $24,198 $6,526 $6,587 $6,805 $7,007 $26,926
Interest expense 630 695 742 855 2,869 3,071 3,121 3,177 3,233 12,601 3,209 3,156 3,124 3,103 12,593
Consolidated coverage ratio 1.88 x 1.83 x 2.31 x 2.39 x 2.17 x 1.82 x 1.91 x 1.97 x 1.98 x 1.92 x 2.03 x 2.09 x 2.18 x 2.26 x 2.14 x Indenture covenant NA NA NA NA NA 1.25 x 1.25 x 1.25 x 1.25 x 1.25 x 1.75 x 1.75 x 1.75 x 1.75 x 1.75 x Distributions:
Class C units $- $- $- $- $- $- $ 849 $ 875 $ 966 $ 2,690 $1,005 $1,058 $1,160 $1,284 $ 4,507
Class D units 64 399 — 2,738 3,201 — 849 875 966 2,690 1,005 1,058 1,160 1,284 4,507
Total distributions $64 $399 $- $2,738 $3,201 $- $1,698 $1,750 $1,932 $ 5,380 $2,010 $2,116 $2,320 $2,568 $ 9,014
Distributions to net income 12.5% 69.6% 0.0% 233.5% 99.6% 0.0% 72.8% 68.0% 72.1% 54.6% 71.3% 68.4% 67.7% 67.4% 68.6% ___
Source: Management’s projections.

Merger Synergies

UMT and UMT Holdings Merger Synergies (1)
(Dollar amounts in thousands)

Expense Item	UMT 2004	UMT Holdings 2006	Variance	Management Comment
Amortization expense	$ 17,619	$ 20,000	$ (2,381)	UMT amortizes expenses associated with securities filings. We believed this number to be reflected in our general amortization number.
Depreciation expense	3,544	4,000	(456)	UMT depreciates equipment. We deemed this number to be insignificant and captured in our forecasted depreciation number depreciation number.
General and administrative:				
Accounting services	68,469	70,000	(1,531)	
Appraisal fees	1,125	-	1,125	We believe this number is already reflected in our real estate owned operations numbers.
Bank charge	96	-	96	We believe this number is already reflected in our operation numbers.
Bayview	10,985	-	10,985	We believe these fees were associated with the Bayview securitization transactions and will not be material in ongoing UMT Holdings operations.
Insurance	27,125	24,000	3,125	
Legal fees	129,795	30,000	99,795	We believe UMT legal fees were substantially associated with UMT specific pre-merger securities issues and transaction specific.
Office supplies	79	-	79	We believe this number is already reflected in our operation numbers.
Postage and delivery	758	-	758	We believe this number is already reflected in our operation numbers.
Printing and reproduction	25,495	30,000	(4,505)	
Property taxes - real estate owned	327	-	327	We believe this number is already reflected in our operation numbers.
Recording fees	13,368	6,000	7,368	
Registered agent annual fee	538	-	538	We believe this number is already reflected in our operation numbers.
Reimburse expenses	100	-	100	We believe this number is already reflected in our operation numbers.
Transfer agent fees	68,380	69,000	(620)	
General and administrative - other	33,666	-	33,666	We believe this number represents a one time payment of UMT to a related party.
Total general and administrative	380,305	253,000	127,305	
Interest expense - credit line	179,609	179,609	-	We have forecasted the line of credit in the pro forma and therefore maintain this number for a historical comparison.
Loan loss reserves	2,788,116	1,000,000	1,788,116	We have adopted the UMT going forward loan loss analysis and annual $1,000,000 loan loss reserve.
Trust advisor fee	945,005	-	945,005	
Payroll		335,515	(335,515)	The Trust Advisor Fee will be eliminated in the merger. However, we have reflected the absorption of the UMT Advisor payroll and rent numbers.
Rent		37,500	(37,500)	
Service fees	109,245	96,000	13,245	As UMT Holding presently provides UMT loan servicing, we added an expense to UMT Holding as servicing fees in the Holding company.
Total expense	$ 4,423,443	$ 1,925,624	$ 2,497,818	

(1) Management estimates.

SOUTHWEST SECURITIES
Member of SWS Group

18

Comparable Company Analysis

Comparable Company Analysis

Stock Market Information

(Dollar amounts in thousands, except per share amounts)

Company	Symbol	Recent Price 8/29/2005	52 Week Range Low	52 Week Range High	% of 52 Week High	LTM Div.	Div. Yield	Common Shares O/S	Market Cap.	Enterprise Value
American Mortgage Acceptance Company	AMC	$ 15.54	$ 13.20	$ 18.15	85.6%	$ 1.60	10.3%	8,337	$ 129,557	$ 397,390
Annaly Mortgage Management, Inc.	NLY	14.71	14.61	20.53	71.7%	1.81	12.3%	122,013	1,794,811	19,960,687
Anworth Mortgage Asset Corporation	ANH	8.47	8.36	11.52	73.5%	0.99	11.7%	48,026	406,780	7,863,922
BRT Realty Trust	BRT	22.80	20.46	25.10	90.8%	1.91	8.4%	7,768	177,110	265,731
Hanover Capital Mortgage Holdings, Inc.	HCM	8.49	8.14	12.68	67.0%	1.20	14.1%	8,382	71,163	218,768
Impac Mortgage Holdings, Inc.	IMH	13.43	12.41	27.91	48.1%	3.00	22.3%	75,263	1,010,782	26,216,392
MFA Mortgage Investments, Inc.	MFA	6.47	6.35	9.55	67.7%	0.76	11.7%	82,385	533,031	6,846,852
NovaStar Financial, Inc.	NFI	33.82	31.10	58.04	58.3%	5.60	16.6%	30,640	1,036,245	2,287,157
Redwood Trust, Inc.	RWT	49.49	48.05	66.68	74.2%	2.74	5.5%	24,720	1,223,393	22,505,198
Thornburg Mortgage, Inc.	TMA	25.55	25.34	31.18	81.9%	2.71	10.6%	102,570	2,620,664	34,837,801
High					90.8%	$ 5.60	22.3%	122,013	$ 2,620,664	$ 34,837,801
Low					48.1%	0.76	5.5%	7,768	71,163	218,768
Mean					71.9%	2.23	12.4%	51,010	900,354	12,139,990
Median					72.6%	1.86	11.7%	39,333	771,907	7,355,387

SOUTHWEST SECURITIES
Member of SWS Group

Source: Bloomberg, SEC filings and corporate press releases.

20

Comparable Company Analysis

EPS Analysis
Latest 12 Months for Each Company
(Dollar amounts in thousands, except per share amounts)

Company	Symbol	Earnings per Share (1) LTM	Earnings per Share (1) CY 04	Earnings per Share (1) CY 05E	Price to Earnings Ratio LTM	Price to Earnings Ratio CY 04	Price to Earnings Ratio CY 05E	LTM EPS Payout	EPS Growth CY 04/ CY 03	EPS Growth CY 05E/ CY 04
American Mortgage Acceptance Company	AMC	$ 1.26	$ 1.35	$ 1.61	12.3x	11.5x	9.7x	127.0%	-11.2%	19.3%
Annaly Mortgage Management, Inc.	NLY	1.80	2.03	1.43	8.2x	7.2x	10.3x	100.6%	4.6%	-29.8%
Anworth Mortgage Asset Corporation	ANH	0.99	1.22	0.87	8.6x	6.9x	9.7x	100.0%	-19.7%	-28.7%
BRT Realty Trust	BRT	1.60	1.59	NA	14.3x	14.3x	NA	119.4%	-5.4%	NA
Hanover Capital Mortgage Holdings, Inc. (2)	HCM	0.73	0.97	0.69	11.6x	8.8x	12.3x	164.4%	-28.1%	-28.9%
Impac Mortgage Holdings, Inc.	IMH	2.78	3.72	2.70	4.8x	3.6x	5.0x	107.9%	29.2%	-27.4%
MFA Mortgage Investments, Inc.	MFA	0.78	0.98	0.54	8.3x	6.6x	12.0x	96.8%	-8.4%	-45.0%
NovaStar Financial, Inc. (2)	NFI	4.36	4.40	4.61	7.8x	7.7x	7.3x	128.4%	-10.4%	4.8%
Redwood Trust, Inc. (2)	RWT	9.43	10.47	6.69	5.2x	4.7x	7.4x	29.1%	48.7%	-36.1%
Thornburg Mortgage, Inc.	TMA	2.81	2.80	2.79	9.1x	9.1x	9.1x	96.4%	3.3%	-0.2%
High		$ 9.43	$ 10.47	$ 6.69	14.3x	14.3x	12.3x	164.4%	48.7%	19.3%
Low		0.73	0.97	0.54	4.8x	3.6x	5.0x	29.1%	-28.1%	-45.0%
Mean		2.65	2.95	2.44	9.0x	8.1x	9.2x	107.0%	0.3%	-19.1%
Median		1.70	1.81	1.61	8.4x	7.5x	9.7x	104.2%	-6.9%	-28.7%

(1) Based on Institutional Brokers' Earnings System estimates.
(2) Excludes special cash dividend.

SOUTHWEST SECURITIES
Member of SWS Group

Source: Bloomberg, SEC filings and corporate press releases.

21

Comparable Company Analysis

Balance Sheet Analysis

(Dollar amounts in thousands, except per share amounts)

Company	Symbol	Book Value Per Share	Current Price/ BV	Cash and Equiv.	Total Assets	Total Investments	Stockholders' Equity	Total Debt	Debt/ Equity	Debt/ Total Capital
American Mortgage Acceptance Company	AMC	$ 14.57	1.1x	$ 8,849	$ 398,147	$ 299,662	$ 121,465	$ 276,682	2.3x	69.5%
Annaly Mortgage Management, Inc.	NLY	13.94	1.1x	3,669	19,692,744	19,556,836	1,700,488	17,992,457	10.6x	91.4%
Anworth Mortgage Asset Corporation	ANH	11.35	0.7x	1,050	8,002,545	7,955,191	545,123	7,458,173	13.7x	93.2%
BRT Realty Trust	BRT	18.22	1.3x	5,297	235,424	175,851	141,506	93,918	0.7x	39.9%
Hanover Capital Mortgage Holdings, Inc.	HCM	8.44	1.0x	39,212	257,822	200,351	70,773	186,817	2.6x	72.5%
Impac Mortgage Holdings, Inc.	IMH	13.92	1.0x	245,254	26,498,810	25,423,368	1,048,009	25,450,801	24.3x	96.0%
MFA Mortgage Investments, Inc.	MFA	8.85	0.7x	91,982	7,127,508	6,995,585	728,834	6,405,765	8.8x	89.8%
NovaStar Financial, Inc.	NFI	18.95	1.8x	317,591	2,149,092	1,666,588	580,619	1,568,473	2.7x	73.0%
Redwood Trust, Inc.	RWT	40.12	1.2x	72,193	22,345,755	20,336,760	991,757	21,353,998	21.5x	95.6%
Thornburg Mortgage, Inc.	TMA	21.94	1.2x	170,745	34,529,528	33,877,811	2,250,353	32,278,904	14.3x	93.5%
High		$ 40.12	1.8x	$ 317,591	$ 34,529,528	$ 33,877,811	$ 2,250,353	$ 32,278,904	24.3x	96.0%
Low		8.44	0.7x	1,050	235,424	175,851	70,773	93,918	0.7x	39.9%
Mean		17.03	1.1x	95,584	12,123,738	11,648,800	817,893	11,306,599	10.1x	81.4%
Median		14.25	1.1x	55,703	7,565,027	7,475,388	654,727	6,931,969	9.7x	90.6%

SOUTHWEST SECURITIES
Member of SWS Group

Source: SEC filings and Institutional Brokers' Earnings System.

22

Comparable Company Analysis
Total Distribution Valuation Analysis
Mean Median
UMT latest 12 months total distributions per share (1) $ 1.66 $ 1.66
Comparable company dividend yield 12.4% 11.7% Implied equity value per share $13.44 $14.21
Range of Implied Equity Values Per Share Mean Median Mean Median
Implied equity value per share $13.44 $14.21 $13.44 $14.21
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $12.09 $12.79 $10.75 $11.37
___
(1) Includes return of capital.

Comparable Company Analysis
Dividend Valuation Analysis
Mean Median
UMT latest 12 months dividend per share (1) $ 1.31 $ 1.31
Comparable company dividend yield 12.4% 11.7% Implied equity value per share $10.61 $11.23
Range of Implied Equity Values Per Share
Mean Median Mean Median
Implied equity value per share $10.61 $11.23 $10.61 $11.23
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $ 9.55 $10.10 $ 8.49 $ 8.98
___
(1) Does not include return of capital.

Comparable Company Analysis
Price/Earnings Ratio Valuation Analysis
Mean Median
UMT latest 12 months earnings per share $ 1.26 $ 1.26
Comparable company P/E multiple (LTM earnings) 9.0x 8.4x Implied equity value per share $11.37 $10.62
Range of Implied Equity Values per Share Mean Median Mean Median
Implied equity value per share $11.37 $10.62 $11.37 $10.62
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $10.23 $ 9.56 $ 9.09 $ 8.50

Comparable Company Analysis
Book Value Valuation Analysis
Mean Median
UMT book value per share $16.34 $16.34
Comparable company book value multiple 1.1x 1.1x Implied equity value per share (1) $17.98 $17.34
Range of Implied Equity Values per Share Mean Median Mean Median
Implied equity value per share $17.98 $17.34 $17.98 $17.34
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $16.18 $15.60 $14.38 $13.87
(1) Dollar amounts are not the same due to rounding

Comparable Company Analysis
Summary Comparison of Valuation Metrics (1)
Mean Median 2/17/2004 10/15/2004 6/24/2005 8/29/2005 2/17/2004 10/15/2004 6/24/2005 8/29/2005
Dividend Yield 8.7% 9.6% 10.6% 12.4% 9.4% 9.5% 10.7% 11.7% Price/Earnings Ratio 10.1 x 9.1 x 9.5 x 9.0 x 9.7 x 8.9 x 9.1 x 8.4 x Book Value Multiple 1.7 x 1.6 x 1.3 x 1.1 x 1.5 x 1.4 x 1.3 x 1.1 x ___
(1) Comparison of valuation metrics presented in the February 17, 2004, October 15, 2004, and June 24, 2005 analyses with current valuation metrics.

Comparable Transaction Analysis

Comparable Transaction Analysis
Comparable Transactions
(Dollar amounts in thousands, except per share amounts)
Announce Closing Enterprise Market Book LTM LTM Dividend Price / Mkt. Val. / Acquiror / Target Date Date Value Value Value Net Income Dividend Yield Earnings Book Val.
!Star Financial Inc./ Falcon Financial Investment Trust 1/19/2005 2/28/2005 $ 196,679 $ 119,760 $117,100 $ (1,372) $0.21 2.8% NM 1.0x American Mortgage Invesment Corporation / Apex Mortgage Capital, Inc. 7/14/03 9/30/03 2,306,617 185,412 195,250 49,409 1.17 18.8% 3.8x 0.9x New York Community Bancorp, Inc. / Roslyn Bancorp, Inc. 6/27/03 11/3/03 3,903,045 1,567,054 548,511 150,280 0.60 3.0% 10.4x 2.9x Friedman Billings Ramsey Group, Inc. / FBR Asset Investment Corporation 11/15/02 3/31/03 6,007,127 868,759 728,026 97,425 5.00 14.4% 8.9x 1.2x High 18.8% 10.4x 2.9x Low 2.8% 3.8x 0.9x Mean 9.8% 7.7x 1.5x Median 8.7% 8.9x 1.1x
Source: Mergerstat and SEC filings.

Comparable Transaction Analysis
Total Distribution Valuation Analysis
Mean Median
UMT latest 12 months total distributions per share $ 1.66 $ 1.66
Comparable transaction dividend yield 9.8% 8.7% Implied equity value per share $17.02 $19.11
Range of Implied Equity Values Per Share Mean Median Mean Median
Implied equity value per share $17.02 $19.11 $17.02 $19.11
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $15.32 $17.20 $13.61 $15.29
___
(1) Includes return of capital.

Comparable Transaction Analysis
Dividend Valuation Analysis
Mean Median
UMT latest 12 months dividends per share $ 1.31 $ 1.31
Comparable transaction dividend yield 9.8% 8.7% Implied equity value per share $13.44 $15.10
Range of Implied Equity Values Per Share Mean Median Mean Median
Implied equity value per share $13.44 $15.10 $13.44 $15.10
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $12.10 $13.59 $10.75 $12.08
___
(1) Does not include return of capital.

Comparable Transaction Analysis
Price to Earnings Valuation Analysis
Mean Median
UMT latest 12 months earnings per share $1.26 $ 1.26
Comparable transaction P/E multiple 7.7x 8.9x Implied equity value per share $9.70 $11.24
Range of Implied Equity Values Per Share Mean Median Mean Median
Implied equity value per share $9.70 $11.24 $9.70 $11.24
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $8.73 $10.12 $7.76 $ 8.99

Comparable Transaction Analysis
Book Value Valuation Analysis
Mean Median
UMT book value per share $16.34 $16.34
Comparable transaction book value multiple 1.5x 1.1x Implied equity value per share $24.60 $18.10
Range of Implied Equity Values per Share Mean Median Mean Median
Implied equity value per share $24.60 $18.10 $24.60 $18.10
Liquidity discount range 10.0% 10.0% 20.0% 20.0% Implied equity value per share after liquidity discount $22.14 $16.29 $19.68 $14.48

Analysis of Class A Debentures

Analysis of Class A Debentures
Valuation of Fixed Income Securities
Function of two basic concepts X Future income stream X Discount rate that reflects the uncertainty of realizing that stream Determination of the discount rate X Company-specific risk (credit quality of entity) • Financial risk is a function of capital structure • Operating risk is a function of future operating performance X Issue-specific risk • Contractual rights and specifications of the individual issue • Interest protection • Asset protection or liquidation priority • Refinancing risk or callability • Transferability or marketability rights • Interest rate environment
X Both elements are partially related

Analysis of Class A Debentures
Valuation Observations
Maturity
X Need to compare with similar eight to 12 year maturity debt securities
Interest rate
X Estimate credit quality and implied rating X Analyze yields of similar quality debt securities in the market today
Credit evaluation
X Based on analysis of certain credit related financial ratios X S&P “Credit Stats.”
Covenants
X Review similar credit quality covenants in the market X Combine room to run the business with credit quality protection Liquidity

Analysis of Class A Debentures
Credit Analysis Median Total Return S&P EBITDA to Debt to on
Rating Interest Capital Capital (1)
AAA 25.3x 6.1% 35.1% AA 17.1x 34.8% 26.9% A 9.3x 39.8% 16.7% BBB 6.0x 45.7% 13.1% BB 3.1x 58.4% 10.3% B 1.6x 74.3% 6.7% CCC 0.9x 101.2% 1.0% ___
Source: Standard & Poor’s Corporate Ratings, “Credit Stats.” (1) Defined as EBIT divided by average of beginning and end of year capital, including short-term debt, current maturities, long-term debt, non-current deferred taxes, minority interest, and equity.
2001 to 2003 Total Debt to Capital
2001 to 2003 Median EBITDA to Interest
2001 to 2003 Return on Capital

Analysis of Class A Debentures
Interest Rates and Comparative Yields
Rates at BP 8/29/2005 Spread (1)
Ten year U.S. Treasuries 4.17% AAA 4.92% 75
AA 5.08% 91
A 5.33% 116
BBB 5.80% 163
BB 6.82% 265
B 8.12% 395
CCC 9.52% 535
___
(1) The difference between the risk-free ten-year U.S. Treasuries and each security rating class in basis points. Source: Reuters Corporate Spreads for Financials

Analysis of Class A Debentures
Class A Debentures Discount Rate Analysis
Assumptions
Maturity (yrs.) 10
Stated annual rate 8.50% Principal per Class A Debenture $20.00
Discount Present Rate Value
4.00% $27.41
4.50% 26.43
5.00% 25.50
5.50% 24.61
6.00% 23.75
6.50% 22.94
7.00% 22.15
7.50% 21.40
8.00% 20.69
8.50% 20.00
9.00% 19.34
9.50% 18.71
10.00% 18.11
10.50% 17.53
11.00% 16.98
11.50% 16.44
12.00% 15.93
12.50% 15.45
13.00% 14.98
13.50% 14.53
14.00% 14.10

Summary and Rationale

Summary and Rationale
Situation
REIT status questioned.
No control over loan production and investment opportunities. Maintenance of dividend difficult without lower cost leverage.
X Distributions per share of beneficial interest were lowered in 2004 to $1.73 (including $0.37 of return of capital) and in 2003 to $1.85 (including $0.25 of return of capital) vs. $2.00 (including $0.14 of return of capital) paid in 2002. Latest 12 months through July 31, 2005 distributions per share of beneficial interest have been $1.66 (including $0.35 of return of capital). This has produced a steadily declining yield to investors on a $20.00 investment.
Per Share Yield Year Investment Distribution Dividend Distribution Dividend
2002 $20.00 $2.00 $1.86 10.0% 9.3% 2003 20.00 1.85 1.60 9.3% 8.0% 2004 20.00 1.73 1.36 8.6% 6.8% LTM 2005 (1) 20.00 1.66 1.31 8.3% 6.6%
X Total distribution payout has exceeded 100% of income in each of the last four and one half years. X Mean and median yields of comparable group are 12.4% and 11.7%, respectively.
Limited ability to purchase alternative real estate assets (Declaration of Trust).

Summary and Rationale
Summary Valuation Analysis
Implied Value per Share High Low Equity Valuation by Approach:
Comparable company: Distribution yield approach (1) $12.79 $10.75
Dividend yield approach (2) 10.10 8.49
Price/earnings ratio approach 10.23 8.50
Book value approach 16.18 13.87
Comparable transactions: Distribution yield approach (1) $17.20 $13.61
Dividend yield approach (2) 13.59 10.75
Price/earnings ratio approach 10.12 7.76
Book value approach 22.14 14.48
Implied Value per Class A Debenture Implied Value per Bond Yield Debenture Debt Valuation by Yield/Rating: BB 6.82% $22.43
B 8.12% 20.52
CCC 9.52% 18.69
___
(1) Includes return of capital. (2) Does not include return of capital.

Summary and Rationale
Summary of Valuation Approaches